UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

MESA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North 44th Street, Suite 700
Phoenix, Arizona, 85008

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (602) 685-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURES

Item 7.01 Regulation FD Disclosure

     On November 22, 2004, Mesa Air Group, Inc. (the “Company”) disclosed projected operating data relating to available seat miles (“ASMs”). The table below sets forth this data with respect to the Company’s revenue-guarantee (contract) agreements and its pro-rate agreements on a quarter-by-quarter basis for its fiscal year ending September 30, 2005. This Form 8-K is being furnished solely to satisfy the requirements of Regulation FD.

ASMs
2005	Q1	Q2	Q3	Q4	Total
Total Contract	2,000,000,000	2,100,000,000	2,350,000,000	2,450,000,000	8,900,000,000
Total Prorate	75,000,000	70,000,000	75,000,000	75,000,000	295,000,000

Total Company	2,075,000,000	2,170,000,000	2,425,000,000	2,525,000,000	9,195,000,000

     This Form 8-K contains various forward-looking statements that are based on management’s beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. The Company does not intend to update these forward-looking statements, except with respect to its filing of periodic reports with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.

Date: November 23, 2004	By:	/s/ GEORGE MURNANE III

Name: GEORGE MURNANE III Title: Executive Vice President and CFO